FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2006

UNITED STATES CELLULAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois	60631
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2006, United States Cellular Corporation (“U.S. Cellular”) and its parent, Telephone and Data Systems, Inc. (“TDS”), issued a joint press release announcing certain action taken on December 4, 2006 with respect to officers and directors. A copy of such press release is attached hereto as Exhibit 99.1 is incorporated by reference herein.  The following responds to the requirements of Item 5.02 of Form 8-K.

(a)           N/A

(b)           Kenneth R. Meyers will cease to serve as U.S. Cellular’s Executive Vice President — Finance, Chief Financial Officer and Treasurer and cease to be U.S. Cellular’s principal financial officer on December 31, 2006.  Mr. Meyers will cease to serve in such office because he will become the Executive Vice President and Chief Financial Officer of TDS effective January 1, 2007, and in such capacity will serve as principal financial officer of TDS.  Mr. Meyers also will become the Chief Accounting Officer of U.S. Cellular effective January 1, 2007.  Mr. Meyers will continue to be a director of U.S. Cellular.

Steven T. Campbell will cease to be U.S. Cellular’s principal accounting officer effective at the end of the day on December 31, 2006.  Mr. Campbell will cease to serve in such office because the offices of Controller and Chief Accounting Officer of U.S. Cellular will be separated effective January 1, 2007.

Sandra L. Helton resigned as a director of U.S. Cellular effective as of the end of the day on December 31, 2006.

(c) (1)      Steven T. Campbell was appointed Executive Vice President-Finance, Chief Financial Officer and Treasurer of U.S. Cellular effective January 1, 2007, and in such capacity will serve as principal financial officer.   He will continue to hold the office of Controller of U.S. Cellular until a successor is appointed, however, the Controller will no longer be the principal accounting officer as of January 1, 2007.

Kenneth R. Meyers was appointed as Chief Accounting Officer of U.S. Cellular effective January 1, 2007 and in such capacity will serve as principal accounting officer.

(2)           Kenneth R. Meyers is 52 years old.  Mr. Meyers is currently a director and Executive Vice President — Finance, Chief Financial Officer and Treasurer of U.S. Cellular and is a director and officer of various subsidiaries of U.S. Cellular.  There is no executory arrangement or understanding between Mr. Meyers and any other person pursuant to which he was selected to serve in any office, except for the agreement with TDS discussed below to the extent applicable.  He has no family relationship with any director or executive officer or person nominated or chosen by TDS to become a director or executive officer of TDS.  Mr. Meyers has been a director and the Executive Vice President — Finance, Chief Financial Officer and Treasurer of U.S. Cellular for more than five years.  Since the beginning of 2005, there has not been any transaction, or series of similar transactions, and there is not currently any proposed transaction, or series of similar transactions, to which U.S. Cellular or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000, in which Mr. Meyers or any of his immediate family members had or will have a direct or indirect material interest, except for ordinary compensation and benefit plan arrangements.

Steven T. Campbell is 55 years old.  Mr. Campbell is currently the Vice President and Controller and principal accounting officer of U.S. Cellular and is a director and officer of various subsidiaries of U.S. Cellular.  There is no arrangement or understanding between Mr. Campbell and any other person pursuant to which he was selected to serve in any office, except for the letter agreement relating to his employment discussed below to the extent applicable.  He has no family relationship with any director or executive officer or person nominated or chosen by U.S. Cellular to become a director or executive officer of U.S. Cellular.  Mr. Campbell has been

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Vice President and Controller of U.S. Cellular since joining U.S. Cellular on June 1, 2005.  Mr. Campbell has served as U.S. Cellular’s principal accounting officer since August 1, 2005.  Prior to joining U.S. Cellular, Mr. Campbell was employed by 3Com Corporation for over five years, most recently as vice president, financial operations.  Additional information regarding Mr. Campbell’s business experience is set forth in the press release attached hereto as Exhibit 99.1 and incorporated by reference herein.  Since the beginning of 2005, there has not been any transaction, or series of similar transactions, and there is not currently any proposed transaction, or series of similar transactions, to which U.S. Cellular or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000, in which Mr. Campbell or any of his immediate family members had or will have a direct or indirect material interest, except for ordinary compensation and benefit plan arrangements.

(3)           U.S. Cellular did not enter into or amend any material plan, contract or arrangement to which Mr. Meyers or Mr. Campbell is a party or in which either of them participate or make any grant or award to such persons or modification thereto in connection with the foregoing actions.

(d)           As a result of the resignation of Sandra L. Helton from the U.S. Cellular board of directors effective December 31, 2006, the U.S. Cellular bylaws have been amended to reduce the number of directors from ten to nine effective January 1, 2007.

(e)           TDS entered into a Retention Agreement with Kenneth R. Meyers as of December 4, 2006 with respect to Mr. Meyers’ unvested U.S. Cellular options and restricted stock units.  This agreement provides that, in the event of a qualified termination of Mr. Meyers’ employment with TDS on or after January 1, 2007, TDS will make certain payments to Mr. Meyers.  A qualified termination is a termination by TDS without cause, as defined in such agreement, or by Mr. Meyers for good reason, as defined in such agreement.  The payment will consist of the sum of (1) the difference between the fair market value and the exercise price of specified unvested options to acquire U.S. Cellular Common Shares held by Mr. Meyers which are cancelled and (2) the fair market value of specified unvested restricted stock units with respect to U.S. Cellular Common Shares held by Mr. Meyers which are forfeited, in each case as a result of the qualified termination of Mr. Meyers’ employment with U.S. Cellular.  The foregoing brief description is qualified by reference to the copy of the separation agreement attached which is incorporated by reference herein as Exhibit 99.2.

Item 5.03.               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 4, 2006, U.S. Cellular amended its bylaws effective January 1, 2006 to create the position of Chief Accounting Officer, who will be the principal accounting officer, and to remove the responsibilities of principal accounting officer from the description of the Controller.

The foregoing brief description is qualified by reference to the copy of the amended TDS bylaws attached hereto as Exhibit 99.3, which are incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation

(Registrant)

Date:  December 6, 2006

By:	/s/ Kenneth R. Meyers
Kenneth R. Meyers
Executive Vice President — Finance,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release dated December 4, 2006 re: appointment of Steven T. Campbell

99.2	Retention Agreement dated December 4, 2006 between TDS and Kenneth R. Meyers, is hereby incorporated by reference to Exhibit 99.3 to the TDS Form 8-K dated November 30, 2006

99.3	Amended and Restated Bylaws of USCC